Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Amendment No. 3 of the Registration Statement on Form S-1 of Rockville Financial New, Inc. our report dated March 10, 2010 relating to our audits of the consolidated financial statements and internal control over financial reporting of Rockville Financial, Inc. and subsidiaries, which report appears in the Annual Report on Form 10-K of Rockville Financial, Inc. for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

Boston, Massachusetts
December 16, 2010